UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Newmont Mining Corporation (“Newmont”) and Franco-Nevada Corporation (“Franco-Nevada”) entered into an Acquisition Agreement, dated November 30, 2007, under which Newmont will sell to Franco-Nevada certain mineral royalties and oil and gas interests (the “Royalty Portfolio”). Under the terms of the Acquisition Agreement and subject to the satisfaction or waiver of applicable closing conditions, Franco-Nevada will acquire the Royalty Portfolio in a transaction valued at approximately $1.3 billion (assuming a 20-day average US dollar/Canadian dollar exchange rate of 1.034). In the transaction, Newmont will receive from Franco-Nevada, in exchange for the assets, cash consideration consisting of the net proceeds raised from Franco-Nevada’s initial public offering in Canada of 72 million common shares, the proceeds from the issuance of 3 million shares to members of Franco-Nevada’s management and board of directors and $140 million to be drawn under a committed Franco-Nevada bank facility. The transaction is expected to close on December 20, 2007 following completion of the offering. The transaction is the result of the process announced earlier this year by Newmont to monetize the Royalty Portfolio to fund the development of its core gold business. Newmont expects to record a pre-tax gain from discontinued operations of approximately $0.95 billion in the fourth quarter in connection with the completion of the transaction.

Newmont has also executed an Underwriting Agreement, dated November 30, 2007, with Franco-Nevada and an underwriting syndicate led by BMO Nesbitt Burns Inc. and UBS Securities Canada Inc. in respect of Franco-Nevada’s initial public offering in Canada. The Underwriting Agreement contains customary representations, warranties, covenants and conditions and requires Newmont to indemnify the underwriters under specified circumstances.

The Acquisition Agreement and the Underwriting Agreement will be filed as exhibits to an amendment to this Form 8-K.

ITEM 1.02.	Termination of a Material Definitive Agreement.

Effective November 30, 2007, Newmont Mining Corporation of Canada Limited and Pierre Lassonde agreed to terminate the Consulting Agreement dated January 1, 2007 under which Mr. Lassonde provided certain merchant banking advice. Newmont Mining Corporation of Canada Limited is a subsidiary of Newmont.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2007, Mr. Lassonde resigned from the board of directors of Newmont Mining Corporation. Mr. Lassonde will serve as Non-Executive Chairman of Franco-Nevada Corporation.

ITEM 7.01.	Regulation FD Disclosure.

In connection with the Acquisition Agreement described in Item 1.01 above, Newmont has issued a press release dated November 30, 2007, which is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated November 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: November 30, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated November 30, 2007